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Exhibit 99.1


PRESS RELEASE

SOURCE: PHOTON DYNAMICS, INC.

PHOTON DYNAMICS FINALIZES ACQUISITION OF IMAGE PROCESSING SYSTEMS INC.; ACQUISITION APPROVED BY IPS SHAREHOLDERS

SAN JOSE, Calif., Dec. 20 /PRNewswire/ -- Photon Dynamics, Inc. (Nasdaq: PHTN -
NEWS), a global supplier of yield management solutions for the flat panel display, electronics and other selected markets, today announced the closing of its acquisition of Image Processing Systems, Inc. (IPS).

Photon Dynamics will exchange approximately 1.3 million shares of newly-issued common stock for all outstanding capital stock and options of IPS, a leading manufacturer of e-Vision (electronic vision) technology for the display industry and other industrial markets, based in Markham, Ontario, Canada. Photon Dynamics and IPS are leading companies in the design, manufacture and commercialization of yield management solutions for the flat panel display (FPD) and cathode ray tube (CRT) display markets. The transaction is expected to be accretive in Photon Dynamics' fiscal year ending September 30, 2001.

The quarterly and annual results for year ended September 30, 1999 and 2000 have been restated to include the financial results of IPS and the acquisition has been accounted for as a pooling of interests. The restated financial results are available on a form 8-K recently filed with the SEC.

"The acquisition of IPS will strengthen our ability to deliver market-leading yield management solutions to the display industry, independent of display technology -- from CRTs to FPDs," stated Vincent F. Sollitto, CEO and president of Photon Dynamics, Inc.

"IPS and Photon Dynamics have significant synergies that will benefit our customers," stated Ken Wawrew, president of IPS. "We have already initiated a joint FPD development program that will leverage the skills from our respective teams to offer advanced yield management technologies to the world's leading display manufacturers. The integration of our two companies will enable us to provide leading-edge products and broad-based support for our customers worldwide."

About Photon Dynamics Inc.
Photon Dynamics is a leading worldwide supplier of yield management solutions to the flat panel display, printed circuit board assembly and advanced semiconductor packaging industries. Founded in 1986, the company currently has approximately 240 employees with sales offices and customer support services in Aliso Viejo, CA; Hsinchu, Taiwan; San Jose, CA; Seoul, Korea; and Tokyo, Japan. The company has been issued 41 patents for flat panel display test and inspection technologies and has 39 patent applications pending. For more information about Photon Dynamics, visit the company's web site at www.photondynamics.com.

About Image Processing Systems Inc.
Making computers see, IPS is a leading developer of e-Vision (electronic vision) technology providing the eyes of advanced manufacturing worldwide. The company's patented Automated Display Inspection and Alignment systems are used by most of the world's largest display manufacturers. IPS also provides advanced glass inspection solutions for the electronics and automotive industries. IPS, an ISO 9001 and IQNET certified company, is listed on the Toronto Stock Exchange under the symbol IPV. Headquartered in Markham, Ontario, IPS has sales offices and representatives worldwide, including Brazil, Canada, China, India, Japan, Korea, The Netherlands, Poland, Taiwan, the United Kingdom and the United States. For more information about IPS, call 905-470-8990, email info@ipsautomation.com, or visit the IPS web site at www.ipsautomation.com.

Safe Harbor Statement
To the extent that any of the statements contained herein are forward-looking, such statements are based on current expectations that involve a number of uncertainties and risks. Such uncertainties and risks include, but are not limited to, risks related to the growth in the FPD (flat panel display) and CRT (cathode ray tube) markets, market acceptance of the company's products, the development of new products, the enhancement of existing products, manufacturing delays, dependence on principal customers, competitive pricing pressures, product volume and mix, global economic conditions, and particularly economic conditions in Asia, dependence on international operations, availability of key components, timing of orders received, fluctuations in foreign exchange rates, and the introduction of competing products having technological and/or pricing advantages. As a result, Photon Dynamics' and the combined company's operating results may fluctuate, especially when measured on a quarterly basis, and actual results may differ substantially from expectations. For further information, refer to the Photon Dynamics' most recent annual report Form 10-K and the company's registration statement on Form S-3 as filed with the Securities and Exchange Commission.

At Photon Dynamics, Beth Popham, Communications Manager, bethp@photondynamics.com, (408) 360-3103

Photon Dynamics Agency Contact, Mike Kilroy, Hilary Kaye Associates, Inc., mkilroy@hkamarcom.com, (714) 426-0444

At IPS, John Calderon, Manager, Marketing and Communications, jcalderon@ipsautomation.com, (905) 470-8990, ext. 258

SOURCE: PHOTON DYNAMICS, INC.